UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2018, David K. Jones, the Chief Financial Officer of Iconix Brand Group, Inc. (the “Company”) notified the Company of his intention to resign in order to pursue another business opportunity. The Company and Mr. Jones have agreed to make such resignation effective as of October 26, 2018. Mr. Jones’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company has commenced a search for Mr. Jones’ replacement. Jeffrey Wood, the Company’s current Senior Vice President of Accounting, Tax and Treasurer, will be appointed Interim Chief Financial Officer, effective October 29, 2018, until a replacement has been identified.

Mr. Wood, 49, has been an employee of the Company since December 2015 and has been its Senior Vice President of Accounting, Tax and Treasurer since June 2018. From October 2012 to December 2015, Mr. Wood was the Vice President of Tax and Treasurer of The Children’s Place, Inc. Mr. Wood is a graduate of Seton Hall University.

In connection with his appointment as Interim Chief Financial Officer, Mr. Wood will receive a salary of $310,000 (the “Interim Base Salary”) in respect of the period during which he serves in this position (the “Interim Period”). Mr. Wood will also be eligible to receive (a) an aggregate target bonus of 65% of his Interim Base Salary (prorated for his period of employment as Interim Chief Financial Officer during the Interim Period), subject to the achievement of any applicable performance goals and (b) a discretionary bonus to be determined at the end of the Interim Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.

(Registrant)

By:	/s/ Jason Schaefer
Jason Schaefer
Executive Vice President &
General Counsel

Date: October 25, 2018